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                                                                     Exhibit 3.5

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF

                               NAVTEQ CORPORATION

                                     * * * *
                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
          OF Section 242 AND Section 245 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE
                                     * * * *


     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned, being the President and Chief Executive Officer of NAVTEQ Corporation, a Delaware corporation (the "CORPORATION"), does hereby certify as follows:

     1. The name of the corporation is NAVTEQ Corporation. The corporation was originally incorporated under the name "Navigation Technologies Corporation" and the date of filing of its original Certificate of Incorporation with the Secretary of State was December 18, 1987.

     2. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by written consent of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the DGCL.

     3. The text of the Certificate of Incorporation is hereby amended and restated to read herein as set forth in full:

                                      FIRST
                                      NAME

     The name of the corporation is NAVTEQ Corporation (the "Corporation").

                                     SECOND
                                REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

                                      THIRD
                                     PURPOSE

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     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

                                     FOURTH
                                     CAPITAL

     SECTION 1. AUTHORIZED SHARES

     A. GENERAL. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 410,000,000 shares, consisting of 400,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. The number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of
Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

     B.   COMMON STOCK.

          (1) DIVIDENDS. Subject to the preferential rights, if any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          (2) VOTING RIGHTS. At every annual or special meeting of stockholders of the Corporation, every share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Corporation; provided that, the holders of Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock.

          (3) LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to holders of Common Stock ratably in proportion to the number of shares held by each such stockholder.

     C. PREFERRED STOCK. Shares of Preferred Stock may be issued in series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the voting powers, preferences, rights and qualifications, limitations or restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

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          (1)   the distinctive serial designation of such series which shall distinguish it from other series;

          (2) the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in the resolution or resolutions providing for the issue of such series;

          (3) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

          (4) whether dividends on the shares of such series shall be cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

          (5) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (6) the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series may be redeemed in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

          (7) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligations;

          (8) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

          (9) the voting rights, if any, of the holders of the shares of such series;

          (10) the ranking of the shares of such series as compared with shares of other series of the capital stock of the Corporation in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; and

          (11) any other relative rights and qualifications, preferences or limitation of the shares not inconsistent herewith or with applicable law.

     D.   CUMULATIVE VOTING. There shall be no cumulative voting rights.

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     E.   PREEMPTIVE RIGHTS. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

     F. CONSIDERATION FOR SHARES; ASSESSIBILITY. The Board of Directors, from time to time, may issue and sell the authorized shares of stock of the Corporation for such consideration (not less than the par value thereof), upon such terms and in such manner as it may determine. Any and all shares so issued, the full consideration for which shall have been paid or delivered, shall be fully paid and nonassessable, and the holders thereof shall not be liable to the Corporation or its creditors for any further payment thereon.

                                      FIFTH
                               BOARD OF DIRECTORS

     SECTION 1. ADDITIONAL POWERS OF THE BOARD OF DIRECTORS. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

          A. except as otherwise provided in this Amended and Restated Certificate of Incorporation or in the Amended and Restated Bylaws, to make, alter, amend and repeal the Amended and Restated Bylaws of the Corporation without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation of the Corporation;

          B. without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertability or otherwise, as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property; and

          C. in addition to the powers and authorities expressly conferred upon it hereby or by statute, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation.

     SECTION 2. COMPOSITION OF BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors or more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. Each director shall hold office until the next annual meeting and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     SECTION 3. REMOVAL. Directors may be removed without cause by the affirmative vote of at least 66? percent in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class. Directors may be removed for

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cause by the affirmative vote of a majority in voting power of all shares of the
Corporation represented, in person or by proxy, at a meeting and entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto.

     SECTION 4. VACANCIES. Unless the Board of Directors otherwise determines, and subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the stockholders unless there are no directors remaining on the Board of Directors. Notwithstanding the foregoing, for so long as Koninklijke Philips Electronics N.V. or any of its subsidiaries (collectively, "Philips") is the holder of record of shares representing, in the aggregate, a majority of the votes entitled to be cast by the outstanding capital stock in the election of the Board of Directors, any vacancy on the Board of Directors resulting from removal from office by stockholder action may only be filled by a majority vote of shares of outstanding capital stock entitled to vote in the election of the Board of Directors.

                                      SIXTH
                               STOCKHOLDER ACTION

     SECTION 1. ACTION BY CONSENT IN LIEU OF A MEETING. Except as otherwise provided pursuant to provisions of this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Notwithstanding the foregoing, for so long as Philips is the holder of record of shares representing, in the aggregate, a majority of the outstanding shares of Common Stock, any action required or permitted to be taken by the stockholders of the Corporation at a meeting may be effected by a consent in writing in accordance with Section 228 of the DGCL.

     SECTION 2. SPECIAL MEETINGS. Except as required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to the payment of dividends or distributions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only (i) by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof, (ii) upon the written request filed with the Secretary of the Corporation of any holder of record owning at least 25 percent of the then outstanding shares of Common Stock, or (iii) upon the written request filed with the Secretary of the Corporation of holders of record owning, in the aggregate, at least 50 percent of the then outstanding shares of Common Stock.

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     SECTION 3. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES AND OTHER
STOCKHOLDER PROPOSALS. Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders shall be given in such manner as shall be provided in the Amended and Restated Bylaws of the Corporation.

                                     SEVENTH
                           LIABILITY; INDEMNIFICATION

     SECTION 1. LIMITATION OF LIABILITY. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. If the DGCL is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     SECTION 2. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, is or was a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of a Subsidiary of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise (each, a "Covered Person") against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 4 of this Article SEVENTH, the Corporation shall not be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person (which shall not include counterclaims or crossclaims initiated by others) unless the commencement of such proceeding (or part thereof) by the Covered Person was authorized or consented to in a resolution adopted by the Board of Directors.

     For purposes of this Article SEVENTH, the term "Subsidiary" shall mean any corporation, partnership, limited liability company or other entity in which the Corporation owns, directly or indirectly, a majority of the economic or voting ownership interest; the term "other enterprise" shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term "officer," when used with respect to the Corporation, shall refer to any officer elected by or appointed pursuant to authority granted by the Board of Directors of the Corporation pursuant the Amended and Restated Bylaws, when used with respect to a Subsidiary or other enterprise that is a corporation, shall refer to any person elected or appointed pursuant to the bylaws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the bylaws of such Subsidiary or other enterprise or determined by the Board of Directors of

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such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term "officer" shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

     SECTION 3. PREPAYMENT OF EXPENSES. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article SEVENTH or otherwise.

     SECTION 4. CLAIMS. The rights provided to any person by this Article SEVENTH shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above. In addition, the rights provided to any person by this Article SEVENTH shall survive the termination of such person as any such director, officer, trustee, member, stockholder, partner, incorporator or liquidator and, insofar as such person served at the request of the Corporation as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article SEVENTH is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     SECTION 5. INSURANCE. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (i) to reimburse the Corporation for any obligation which it incurs under the provisions of this Article SEVENTH as a result of the indemnification of past, present or future directors, officers, employees, agents, and any person who has served in the past, is now serving, or in the future will serve at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise; and (ii) to pay on behalf of or to indemnify such persons against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article SEVENTH, whether or not

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the Corporation would have the power to indemnify such persons against such liability under this Article SEVENTH.

     SECTION 6. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article SEVENTH shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Amended and Restated Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 7. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person is entitled to collect and is collectible as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.

     SECTION 8. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. Nothing in this Article SEVENTH shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys' fees, to Covered Persons and other persons otherwise than pursuant to this Article SEVENTH.

     SECTION 9. AMENDMENT, REPEAL OR MODIFICATION. The provisions set forth in this Article SEVENTH may not be amended, repealed or modified unless such action is approved by the affirmative vote of holders of at least 75 percent of the outstanding Common Stock, subject to the provisions of any series or class of Preferred Stock which may, at the time, be outstanding. Any amendment, repeal or modification of the foregoing provisions of this Article SEVENTH shall not adversely affect any right or protection of a director or other Covered Person existing at the time of such amendment, repeal or modification.

                                     EIGHTH
                               SECTION 203 OF DGCL

     The Corporation elects not to be governed by Section 203 of the DGCL, "Business Combinations With Interested Stockholders," as permitted under and pursuant to subsection (b)(3) of Section 203 of the DGCL.

                                      NINTH
                                    AMENDMENT

     The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation so long as such amendment or repeal is effected in the manner prescribed herein and by the laws of the State of Delaware and all rights conferred upon the stockholders are granted subject to this reservation.

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     IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated
Certificate of Incorporation to be executed as of this _____ day of August, 2004.

                                       NAVTEQ CORPORATION


                                       By:
                                              ----------------------------
                                       Name:  Lawrence M. Kaplan
                                       Title: Vice President and General Counsel

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